                                                                    EXHIBIT 11.1

                            CRAGAR INDUSTRIES, INC.
              SCHEDULE OF COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                  YEARS ENDED DECEMBER 31,        SIX-MONTHS ENDED JUNE 30,
PRIMARY EARNINGS PER COMMON SHARES                               -------------------------       --------------------------
                                                                     1994          1995              1995          1996
                                                                     ----          ----              ----          ----
                                                                                                 (UNAUDITED)    (UNAUDITED)
Net earnings (loss)                                            $   (449,317)  $   (693,756)     $    254,412   $    479,711
                                                               ============   ============      ============   ============
Weighted average number of common and
 common equivalent shares:
  Weighted average common shares outstanding(1)                   125,174.6      130,111.3         129,168.0      132,940.5

  Common equivalent shares using the treasury stock method(2)      34,802.3       34,802.3          34,802.3       34,802.3
                                                                -----------    -----------       -----------    -----------
                                                                  159,977.0      164,913.6         163,970.3      167,742.8
Effect of 7-to-1 split                                                  7.0            7.0               7.0            7.0
                                                                -----------    -----------       -----------    -----------
Average common shares outstanding, as adjusted                  1,119,838.7    1,154,395.1       1,147,792.3    1,174,199.8
                                                                ===========    ===========       ===========    ===========
Net earnings (loss) per common and common
  equivalent share                                             $      (0.40)  $      (0.60)     $       0.22   $       0.41
                                                               ============   ============      ============   ============

                                                                                                  SIX-MONTHS ENDED JUNE 30,
FULLY-DILUTED EARNINGS PER COMMON SHARE                                                          --------------------------
                                                                                                     1995          1996
                                                                                                     ----          ----
                                                                                                 (UNAUDITED)    (UNAUDITED)
Net earnings                                                                                   $    254,412   $    479,711
                                                                                               ============   ============
Weighted average number of common
 and common equivalent shares:
  Weighted average common shares outstanding(1)                                                   129,168.0      132,940.5

  Common equivalent shares using the treasury stock method(2)                                      34,802.3       34,802.3

  Conversion of $1,500,000 convertible debt                                                        41,666.6       41,666.6
                                                                                                 ----------     ----------
                                                                                                  205,636.9      209,409.4
Effect of 7-to-1 split                                                                                  7.0            7.0
                                                                                                 ----------     ----------
Average common shares outstanding, as adjusted                                                  1,439,458.5    1,465,866.0
                                                                                                ===========    ===========
Net earnings per common share -- assuming full
  dilution                                                                                     $       0.18   $       0.33
                                                                                               ============   ============

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(1) Gives effect to the weighted average number of actual common shares outstanding during each period presented.

(2) Gives effect to the exercise of 122,063.2 Class A, 24,500 Class B and 126,000 Class C Warrants, exercise of the Non-Employee Director Options and conversion of $350,000 convertible debt using the treasury stock method pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83.